UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

SiTime Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive, Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Information.

On February 17, 2021, SiTime Corporation (the “Company”) and MegaChips Corporation (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), relating to the offering and sale (the “Offering”) of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share. Of these shares, 1,500,000 shares were offered by the Selling Stockholder, and 1,500,000 shares were offered by the Company. The price to the public in the Offering is $127.00 per share of common stock. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company on the same terms and conditions. The Offering is scheduled to close on February 22, 2021, subject to the satisfaction of customary closing conditions. The shares of common stock are listed on The Nasdaq Global Select Market.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-253139) filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021, which was automatically effective upon filing. The Company filed with the SEC a preliminary prospectus supplement, dated February 16, 2021, and a final prospectus supplement, dated February 18, 2021, relating to the offer and sale of the shares.

Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers. Needham & Company, LLC, Raymond James & Associates, Inc. and Roth Capital Partners, LLC are acting as co-managers.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 17, 2021, by and among the Company, MegaChips Corporation, as the selling stockholder, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named on Schedule I thereto.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SITIME CORPORATION

Date: February 18, 2021	By:	/s/ Vincent Pangrazio
Vincent Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary